UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

PROGREEN US, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2667 Camino del Rio South, Suite 312, San Diego, CA	92108-3763
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 487-9585

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

BACKGROUND

ProGreen US, Inc. (ProGreen) is providing the following background comments regarding disclosures in the Items included in this Current Report.

Amendment to Convertible Note Issued to Auctus Fund, LLC

The note issued to Auctus Fund was amended to extend the prepayment period until July 10, 2018, giving the company additional time for payment in cash to avoid conversion.

ProGreen also received written confirmation on June 1, 2018 from BlueHawk Capital concerning an extension on prepayment on the November 24, 2017 BlueHawk Capital LLC convertible note, agreeing that BlueHawk Capital would hold off on any conversion and allow ProGreen to pay off the note until June 15th, 2018. There are no additional costs or penalties associated with this voluntary extension from BlueHawk.

The Company intends to secure conventional debt financing to pay off convertible notes before they convert, as well as to pay off other debt and to further its Baja California projects, although there is no assurance that we will be able to secure this financing.

Announcements related to the planned conventional debt financing are as follows:

●	From the Company’s Twitter account @ProGreenUS on May 30, 2018: “ We have now received a firm commitment letter from the lender for the $5M bridge financing, referred to in the May 22 Twitter announcement regarding the Letter of Intent.”
●	From the Company’s Twitter account @ProGreenUS on May 22, 2018: “We have now executed the Letter of Intent for a bridge financing of $5M (referred to in yesterday’s announcement https://www.progreenus.com/pr-20180521/). Now proceeding with the underwriting due diligence.”
●	Press release on May 21, 2018: “ProGreen Receives LOI’s for First Stage of Larger Funding Plan”
●	Press release on April 6, 2018: “ProGreen Receives Cielo Mar Valuation Pursuant to Funding Plan”
●	Press release on March 21, 2018: “CBRE Appraisal Values Cielo Mar Land at $42M”
●	Press release on January 29, 2018: “ProGreen Retains CBRE for Cielo Mar Property Appraisal”
●	Press release on December 20, 2017: “ProGreen announces $10M secured financing plan”

THE FOREGOING GENERAL DISCUSSION IS QUALIFIED BY THE MORE DETAILED ITEM DESCRIPTION AND THE REFERENCED EXHIBIT DOCUMENT BELOW.

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to December 4, 2017 Note issued to Actus Fund, LLC

The Company on December 4, 2017, issued a 12% Fixed Convertible Promissory Note (the “Note”) in the principal amount of $110,875 due August 29, 2018 to Actus Fund, LLC (sometimes referred to as the “Holder”). We have entered into an agreement with the Holder to amend the Note effective May 31, 2018, which provides for the following amendments to the Note: in consideration of the Company’s having made a cash payment of $5,000 (the “Cash Payment”) to the Holder on or before June 4, 2018, which does not reduce the balance owed under the Note, (i) the Holder shall only be entitled to effectuate a conversion under the Note on or after July 10, 2018, (ii) the “125%” prepayment amount in Section 1.9(b) of the Note is increased to “135%”, and (iii) the Company shall be permitted to exercise its right to prepay the Note pursuant to Section 1.9(b) of the Note (as amended by this Amendment) at any time before July 10, 2018.

Exhibit Number	Description of Exhibit
10.78	Amendment No. 1, effective May 31, 2018, to Promissory Note issued December 4, 2017 to Auctus Fund, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: June 4, 2018	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer